UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2014

ILLINOIS TOOL WORKS INC.
(Exact Name of Registrant as Specified in its charter)

Delaware	1-4797	36-1258310
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3600 West Lake Avenue, Glenview, IL	60026-1215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 847-724-7500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On February 6, 2014, Illinois Tool Works (the “Company”) and certain of its subsidiaries entered into a Stock Purchase Agreement (the “Purchase Agreement”), pursuant to which the Company agreed to sell its Industrial Packaging segment (the “Business”) to Vault Bermuda Holding Co. Ltd. (the “Buyer”), an entity formed by affiliates of The Carlyle Group (the “Sponsor”). Subject to the terms and conditions of the Purchase Agreement, the Buyer has agreed to purchase all of the outstanding equity interests of each of the IPG Transferred Entities (as defined in the Purchase Agreement) and certain related equity and other interests (such purchase, the “Transaction”). The purchase price for the Transaction is $3.2 billion, subject to customary adjustments set forth in the Purchase Agreement (as so adjusted, the “Purchase Price”).
The completion of the Transaction is subject to customary closing conditions, including, among others (i) clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the receipt of required competition law approvals from the European Commission and certain other governmental authorities, or the expiration of the applicable waiting periods under certain competition laws, (iii) the absence of a material adverse effect regarding the Business, and (iv) customary conditions regarding the accuracy of the representations and warranties and material compliance by the parties with their respective obligations under the Purchase Agreement. The transaction is not subject to a financing condition.
The Purchase Agreement contains customary representations, warranties and covenants related to the Business and the Transaction. Between the date of the Purchase Agreement and the completion of the Transaction, subject to certain exceptions, the Company has agreed to operate the Business in the ordinary course of business consistent with past practice, to use reasonable best efforts to preserve intact the organization and relationships of the Business.
The Purchase Agreement includes customary termination provisions in favor of the Company, on the one hand, and the Buyer, on the other hand. The Company will be entitled to receive a termination fee from the Buyer equal to $208 million, together with reimbursement of certain expenses and other items set forth in the Purchase Agreement, if the Purchase Agreement is terminated under certain circumstances, including the failure by the Buyer to complete the Transaction if all of the conditions to closing the Transaction have been satisfied. Both the Company and the Buyer have the right to terminate the Purchase Agreement if the closing has not occurred by August 1, 2014.
The Buyer has obtained an equity commitment (“Equity Commitment”) from an affiliate of the Sponsor and debt financing commitments (“Debt Commitments”) from JPMorgan Chase Bank, N.A., Goldman Sachs Bank NA, Citigroup Global Markets Inc., Barclays Bank PLC, Bank of America, N.A., and Credit Suisse Securities (USA) LLC, together with certain of their respective affiliates. The aggregate proceeds of the Equity Commitment and the Debt Commitments will be used by the Buyer (i) to pay the Purchase Price, and (ii) to pay fees and expenses incurred by the Buyer in connection with the Transaction. The Buyer’s obligations under the Purchase Agreement are not conditioned on receipt of financing; however, the Buyer is not required to complete the Transaction until after the completion of a customary 15 consecutive calendar-day marketing period (subject to customary “blackout” periods) to commence after the Company has provided required marketing information to the Buyer (subject to certain exceptions).
An affiliate of the Sponsor has guaranteed the payment of the termination fee to the Company, when due, under the Purchase Agreement, together with certain other reimbursement obligations of the Buyer under the Purchase Agreement.
Both the Company and the Buyer have agreed to indemnify the other party for losses arising from certain breaches of the Purchase Agreement and other liabilities, subject to certain limitations. In connection with the closing of the Transaction, the Company and the Buyer will enter into certain additional ancillary agreements, including transition services agreements, an intellectual property license agreement and certain other customary agreements.
A copy of the Purchase Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement.
The representations, warranties and covenants set forth in the Purchase Agreement have been made only for the purposes of the Purchase Agreement and solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts. In addition, such representations and warranties were made only as of the dates specified in the Purchase Agreement and information regarding the subject matter thereof may change after the date of the Purchase Agreement. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding its terms and not to provide investors with any other factual information regarding the Company or its business as of the date of the Purchase Agreement or as of any other date.

Item 7.01. Regulation FD Disclosure.

On February 6, 2014, the Company issued a press release announcing entry into the Purchase Agreement, a copy of which is attached as Exhibit 99.1 to this report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

2.1
Stock Purchase Agreement, dated as of February 6, 2014, between Illinois Tool Works Inc. and certain of its subsidiaries and Vault Bermuda Holding Co. Ltd. (Certain of the schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K, but the Company undertakes to furnish a copy of the schedules or similar attachments to the Securities and Exchange Commission upon request.)

99.1	Press Release issued by Illinois Tool Works Inc., dated February 6, 2014 (furnished but not filed)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLINOIS TOOL WORKS INC.

Date: February 12, 2014

	By:	/s/ Maria C. Green
	Name:	Maria C. Green
	Title:	Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1
Stock Purchase Agreement, dated as of February 6, 2014, between Illinois Tool Works Inc. and certain of its subsidiaries and Vault Bermuda Holding Co. Ltd. (Certain of the schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K, but the Company undertakes to furnish a copy of the schedules or similar attachments to the Securities and Exchange Commission upon request.)

99.1	Press Release issued by Illinois Tool Works Inc., dated February 6, 2014 (furnished but not filed)